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                                                                  EXHIBIT 4(f)

                                    CONSENT

        John Hancock Mutual Life Insurance Company hereby ????? to the dissolution, liquidation, winding up and distribution of the ????? of AEJH 1986 Limited Partnership, a Delaware limited partnership, AEJH 1987 Limited Partnership, a Delaware limited partnership, and AEJH 1989 Limited Partnership, a Delaware limited partnership (collectively, the "Partnership"), pursuant to that certain agreement regarding Liquidation and Winding Up of Certain Partnerships dated as of April 15, 1996 by and between John Hancock Mutual Life Insurance and Alexander Energy Company and pursuant to Section 2 of that certain Agreement and Consent dated as of April 15, 1996 by and among Canadian Imperial Bank of Commerce, as Agent, CIBC Inc., as Collateral Agent and Lender, and Alexander Energy Corporation.

        EXECUTED effective as of April 15, 1996.


                                           JOHN HANCOCK MUTUAL LIFE INSURANCE
                                             COMPANY



                                           By:  /s/ Eugene T. Hodge Jr.
                                              -------------------------------
                                           Name:      Eugene T. Hodge Jr.
                                                -----------------------------
                                           Title:     Investment Officer
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